UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 23, 2015

Date of Report

(Date of earliest event reported)

Corporate Resource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36060	80-0551965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Broadway 13th Floor, New York, NY 10038

(Address of principal executive offices and zip code)

 (646) 443-2380

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 23, 2015, Corporate Resource Services, Inc. (the “Company”) received a letter (the “Letter”)  from The NASDAQ Stock Market (“Nasdaq”) stating that as a result of the Company’s failure to comply with Nasdaq Listing Rule 5605(c) and Nasdaq’s concerns with the Company’s ability to comply with Nasdaq Listing Rule 5250(c)(1) ( collectively, the “Rules”), trading of the Company’s common stock will be suspended from The NASDAQ Capital Market at the opening of business on March 4, 2015 and a Form 25-NSE will be filed with the U.S. Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

Under the Nasdaq Listing Rules, the Company may appeal the Nasdaq staff’s determination (the “Staff Determination”) to a Hearings Panel, which has the authority to grant an exception to the Nasdaq Listing Rules for a period not to exceed 180 days from the February 23, 2015 Staff Determination. Under the Nasdaq Listing Rules, when the Company requests a hearing, it may also request a stay of the suspension, pending the hearing.

The Company has until 4:00 p.m. Eastern Time on March 2, 2015 to request a hearing and an extended stay. The Company does not intend to appeal the Staff Determination.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2015	Corporate Resource Services, Inc.

	By	/s/ John P. Messina, Sr.
Name: John P. Messina, Sr.
Title: Chief Executive Officer